NEWMONT MINING CORPORATION

                                      AND

                             THE BANK OF NEW YORK,

                                  AS TRUSTEE

                                   INDENTURE

                    CONVERTIBLE SUBORDINATED DEBT INDENTURE

                           Dated as of



          Reference is made to the following provisions of the Trust Indenture Act of 1939, as amended, which establish certain duties and responsibilities of the Issuer and the Trustee which are not set forth in this Indenture:

                       Section        Subject                                 Section         Subject

                       310(b)         Disqualification of                     315(c)          Duties of claims
                                      Trustee for conflicting                                 Trustee in
                                      Securityholders                                         case of default

                       311            Preferential collection                 315(d)          Provisions
                                      of Trustee as                                           relating to
                                      creditor of Issuer                                      responsibility of
                                                                                              Trustee

                       312(a)         Periodic filing of                      315(e)          Assessment of
                                      information by                                          costs against
                                      Issuer with Trustee                                     litigating
                                                                                              Securityholders in
                                                                                              certain cir-
                                                                                              cumstances

                       312(b)         Access of Security-                     316(a)          Directions to
                                      holders to information                                  and waivers
                                                                                              by Securityholders
                                                                                              in certain cir-
                                                                                              cumstances

                       313(b)         Additional reports of                   316(b)          Prohibition or
                                      Trustee to Security-                                    impairment of
                                      holders                                                 right of Security-
                                                                                              holders to payment

                       314(c)         Evidence of compliance                  316(c)          Right of Issuer

                                      with conditions                                         to set record
                                      precedent                                               date for certain
                                                                                              purposes

                       315(a)         Duties of Trustee prior                 317(a)          Special powers of
                                      to default                                              Trustee

                       315(b)         Notice of default                       318(a)          Provisions of Act
                                      from Trustee to                                         to control in case
                                      Securityholders                                         of conflict